EXHIBIT 10.65
                      PRECEDENT AGREEMENT
                            BETWEEN
                   COLUMBIA GAS TRANSMISSION
                        CORPORATION AND
                     PANDA-BRANDYWINE, L.P.

          THIS PRECEDENT AGREEMENT ("this Agreement") is made and entered into as of the 25th day of February, 1994, by and between COLUMBIA GAS TRANSMISSION
CORPORATION, a Delaware Limited Partnership (hereinafter called "Panda").
                        WITNESSETH

          WHEREAS, Panda desires that Columbia provide firm transportation service ("FTS") for up to 24,24O
Dth/day of natural gas supplies from an interconnection between Columbia and ANR Pipeline Company for delivery to Cove Point LNG Limited Partnership ("LNG"), at an interconnection of the facilities of Columbia and LNG near Loudoun (meter M.S. B-17762), Loudoun County,
Virginia for transportation and re-delivery by LNG to a gas line serving the Panda cogeneration facility in Brandywine, Maryland (the "Brandywine Facility");

          WHEREAS,  Panda  has requested such FTS
pursuant to Columbia's currently effective  Federal  Energy
Regulatory Commission (FERC) Gas Tariff;

          WHEREAS, Panda has made or will make
arrangements for the natural gas supply necessary for transportation to the Brandywine Facility;

         WHEREAS, Columbia desires to render such FTS for Panda;

         WHEREAS, construction of facilities by Columbia will be necessary in order for Columbia to provide the FTS;

          WHEREAS, Panda will make arrangements for transportation service on LNG to further transport such natural gas supplies to the Brandywine Facility; and

          WHEREAS, Columbia and Panda have executed a Service Agreement attached hereto obligating Columbia to provide the FTS as conditioned and described herein;

          NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

       Section  1. (a) Fire Transportation Service.
Columbia shall provide  Panda  with  24,240 Dth/day
("Transportation Demand")  of Firm Transportation Service
("FTS") for a primary term of approximately 25 years as provided for herein and in the attached FTS Service
Agreement ("Service Agreement"), such FTS shall be rendered under the Service Agreement pursuant to Columbia's FTS Rate Schedule. Deliveries of the
Transportation Demand will be at even hourly rates of flow equal to or less than 1/24 of the Transportation
Demand,  which  shall  be incorporated into the Service
Agreement attached hereto; provided Columbia's gas controller shall deliver gas to Panda at the rate of flow requested by Panda to the extent that Columbia's gas controller determines, in his discretion, that such rate of flow can be accommodated within Columbia's system limitations.

          (b) Points of Receipt and Delivery. The primary Point of Receipt for gas into Columbia's system shall be at the interconnection of the facilities referenced in Appendix A of the Service Agreement. The primary
Point of Delivery will be at the interconnection of the facilities of Columbia and LNG near Loudoun, (meter M. S. 8-17762) Loudoun County, Virginia as further described in the Service Agreement. Columbia shall deliver gas to the Point of Delivery at Columbia's prevailing line pressure on the suction side of the Loudoun Compressor Station.

      Section  2.  (a)(1)  Columbia's  New  Facilities. In
order to  provide  the FTS requested by Panda,  Columbia
will  have to   construct certain  facilities  on
Columbia's  pipeline system,   which  facilities Columbia
will own,  operate and maintain.   The  estimated  cost
of constructing Columbia's new  facilities is
$11,448,000, excluding  any  gross-up for income taxes.
Such amount is Columbia's budget estimate of the costs
associated with the construction of facilities
necessary to provide FTS to Panda.  Subject to
the provisions of this  Section 2 concerning additional
facility costs and Section 4 hereof concerning actual
cost reconciliation, Panda agrees to pay to Columbia a
Contribution-in-Aid-of-Construction of  $8,772,590
plus the applicable gross-up for income tax in accordance with the provisions set forth in Section 3 hereof.

          (a)(2)  Columbia shall diligently undertake the
effort to obtain all governmental approvals necessary for Columbia to construct the new facilities and provide
FTS to Panda, as provided herein. Panda shall cooperate with and provide to Columbia on a timely basis all information and data requested by Columbia which Columbia deems necessary in order to obtain the necessary regulatory approvals, including any information requested by the FERC or its staff, for construction of the new facilities. Upon (i) receipt of all necessary regulatory authority upon terms and conditions acceptable to Columbia and Panda, (ii) receipt of all requisite approvals and permits acceptable to Columbia and Panda, (iii) receipt of the initial payment by Panda to Columbia of the Contribution-In-Aid-of-Construction as specified in
Section 3(b)(i)  hereof  and (iv) satisfaction  of  the
Conditions Precedent set forth in Section 11 hereof, Columbia shall commence construction of the facilities required to provide the FTS to Panda.

        (b)  Additional  Facility  Cost.  If,  after
Columbia receives  an order from the FERC approving the
construction of the  new  facilities  upon terms and
conditions  acceptable to Columbia  and  Panda,  or any
time during construction  of the  facilities,  Columbia
determines that the budget estimate  for the  cost  of
the  new facilities ($11,448,000 excluding  any gross-up
for income taxes) necessary for Columbia to serve  the
Brandywine Facility is anticipated to increase by 10%  or
less  of  such  budget  estimate, then Columbia agrees  to
pay  such  additional  increase in cost. If said costs are
anticipated to  increase  by greater than 10% of the
budget estimate,  Columbia  shall   give  Panda advanced
written notice of such cost increase, with information supporting the cost increase. Columbia shall not proceed to incur such cost increase until Columbia and Panda negotiate in good faith for the sole purpose of determining a method to fund that portion of the increase which is in excess of 10% of the budget estimate. The funding method negotiated for the sole purpose of determining the method to fund such excess will be acceptable to both parties and structured so as to preserve the economic integrity of the new facilities construction. All facility costs for which Panda is responsible shall remain unchanged or be adjusted upward in accordance with the outcome of such negotiations. In the event such negotiations are necessary, the negotiation period will terminate upon the earlier of
(i) the parties reaching agreement as to the basis upon which the project will proceed or (ii) the effective date of termination of this Agreement by Panda or Columbia as provided in Section l0(a)(i) or l0(b)(i) hereof. However, such negotiation period shall be limited to no more than 6 (six) months from the date Panda receives notice of an Increase in the budget estimate unless otherwise mutually agreed to by both Columbia and Panda.

        Section  3.  (a) Contribution-in-Aid-of-
Construction. Panda  shall  make  a Contribution-in-Aid-of-
Construction (the "Contribution") of $8,772,590, plus applicable grossup for income taxes calculated at the applicable tax rates over the life of the construction of the facilities contemplated herein. The tax gross-up will apply only to the facilities paid for by Panda but owned by Columbia as further identified in Appendix A to this Agreement. For purposes of this Agreement, the "tax gross-up", or reimbursement for income taxes incurred by Columbia as a result of receipt of the Contribution, shall be calculated in accordance with the decision of the FERC In
Transwestern Pipeline Company, 45  FERC (CCH)  Para.
61,116 (l988). The parties understand and agree that the cost of the new facilities construction for which Panda is ultimately responsible shall be reconciled with the actual costs of this project pursuant to Section 4 of this Agreement.

        (b)(1) Payment of Contribution. Panda will make an initial payment in the amount of $100,000 toward its Contribution upon the execution of this Agreement by both Columbia and Panda. In addition, Panda will make a second payment to Columbia in the amount of $100,000 towards its Contribution, on March 1, 1994.
Columbia shall use such payments to defray the cost of preparing and making the required FERC filing for the new Columbia facilities, and to defray the cost of Columbia's environmental assessment with respect to the construction of the new Columbia facilities. Panda will fund the balance of the Contribution out of the proceeds of the financing for the Brandywine Facility. Upon the closing of such financing, Panda shall certify in writing to Columbia that the full amount of the Contribution as defined in Section 3(a) hereof as of the date of this Agreement ($8,772,590 plus the tax gross-up) is or will be available to Columbia under the terms and provisions of such financing (but not in a manner inconsistent with the specific terms of this Agreement) to pay the remaining amount due Columbia in respect of the Contribution.

          (b)(2) Columbia shall provide to Panda, on a monthly basis, a good faith estimate of the cost of the materials, other related construction costs and expenses and any tax "gross-up" then known to Columbia that Columbia will have to incur for the construction of the Columbia facilities during the upcoming month. Panda shall review such estimate and, within twenty (20) days of Panda's receipt of such estimate, may provide
Columbia with a list of suppliers that may provide at a lower cost materials that are the same as those described in Columbia's estimate. If Columbia, in its discretion, deem appropriate, it may purchase the same materials from the list of suppliers provided by Panda; provided that nothing herein shall be construed as an obligation on Columbia to do so.

          (b)(3) Panda shall pay in full or cause to be
paid in full to Columbia, within thirty (30) days of Panda's receipt of any and all monthly invoices in respect of
the Contribution submitted   by   Columbia.  Such  monthly
invoices   will   be accompanied by a schedule and
supporting information reflecting in reasonable detail the purpose for which Columbia will expend the requested funds in connection with the construction of the new Columbia facilities. Such amounts requested and actually received by Columbia from Panda shall be applied toward Panda's Contribution. In no event will Columbia be obligated to proceed with or continue with any construction of facilities as described herein until payment by Panda and receipt by Columbia of the funds requested by Colombia in the monthly invoices. After payment in full by Panda of all facilities costs for which it is responsible, as may be adjusted pursuant to the terms of this Agreement, Columbia shall begin expending Colombia's own funds to satisfy any of its obligations hereunder for the cost of facilities.

          Section  4.  Actual Cost Reconciliation. (a)  In
the event the actual cost of the new Columbia facilities constructed hereunder is equal to or less than $7,530,120 excluding any gross-up for income taxes, Panda shall only be responsible for such actual cost, plus any gross-up for income taxes.

          (b) If the actual cost is greater than
$7,530,120 but equal  to or less than $11,448,000.
excluding any gross-up for income  taxes, Panda shall only
be responsible for 31.713%  of the  amount by which such
actual cost exceeds $7,530,120,  plus any   gross  up  for
income taxes, and Columbia shall be responsible for the remaining portion (68.287%) of the amount by which such actual cost exceeds S7,530,120. In addition, Panda shall be responsible for the first $7,530,120 of the actual total cost, plus any gross-up for income taxes.

         (c)  If the actual cost is greater than
$11,448,000, excluding any gross-up for income taxes, the provisions of Section (4)(b) hereof shall apply with respect to actual cost up to $11,448,000, and the actual costs in excess of $11,448,000 shall be borne:
(1) by Columbia to the extent such excess is less than or equal to 10% of $11,448,000; and (2) by Panda and Columbia, to the extent such excess is greater than the 10% of $11,448,000; borne by Columbia pursuant to the preceding Section 4(c)(1), in accordance with the results of the negotiations between the parties as provided for in Section 2(b) hereof, plus any gross-up for income taxes applicable to the amount of the excess cost for which a party is responsible.

         (d) For any portion of the new facilities costs for which Panda is responsible and has not paid to Columbia at the end of the new facilities construction, Columbia will render Panda a final invoice for the balance, plus applicable grossup for income taxes, which shall be payable by Panda within 30 days of Panda's receipt of the invoice from Columbia. If Columbia has collected more from Panda than for which Panda is responsible, Columbia shall refund such excess to Panda within 180 days of completion of the construction of the new facilities, plus interest on such excess calculated at the FERC approved interest rate at the time of such refund.

         Section 5. Commencement of Service. Subject to the provisions of Section 11 hereof, this Precedent
Agreement shall become effective as of the date first above written. For purposes of payment of the reservation charge and Panda's right to deliver to or cause the Transportation Demand to be delivered by Columbia, the FTS and the primary term of the Service Agreement shall commence on the date of the completion of the Columbia facilities, which date shall be no earlier than November 30, 1995. The primary term of the Service
Agreement shall end on that date 25 years after the "Actual Commercial Operation Date" determined pursuant to that certain Power Purchase Agreement, dated
August 9, 1991,  between  Panda  and Potomac  Electric
Power Company, which ending date shall be no earlier than May 31, 2021. After the initial primary term (of approximately 25 years) such service shall continue from year to year thereafter unless terminated by either party upon six (6) months written notice to the other.
Panda  will  notify Columbia of the "Actual Commercial
Operation Date" in the form of an actual date certain as soon as it becomes known to Panda.

         Section  6.  Compliance with Columbia Gas Tariff.
The terms and  conditions  of  this  Agreement  and  the
Service Agreement are subject to the FTS Rate Schedule and
the General Terms  and  Conditions of Columbia's effective
FERC Gas  Tariff, as  the  same may be amended or
superseded from time to time, and  which  are applicable
to the FTS Rate Schedule. Panda  will submit to Columbia
from time to time, and within specified  time periods,
all  required  forms and information  necessary  under
Columbia's   FERC  Gas  Tariff to  receive  the
transportation services specified herein.

         Section 7. Notices. Notices under this Agreement shall be in writing, by letter, telex, or telecopier, and shall be deemed to have been duly made when hand delivered, when deposited in the mail as registered or certified postage prepaid, or in the case of transmission by telecopier, when confirmation of receipt is obtained, or in the case of telex notice of answer-back received, and shall be addressed as follows:

If to Columbia

         Columbia Gas Transmission Corporation
         Post Office Box 1273
         Charleston,  West  Virginia  25325
         Attention: Director of Market Development
         PH: 304/357-2880
         FAX:304/357-2424

If to Panda

          Panda  Energy  Corporation
          4100  Spring  Valley Suite 1001
          Dallas,  TX  75244
          Attention: Manager, Transportation  and
          Exchange
          Ph: 214/980-7159
          Fax: 214/980-6815

Either party may change its address for purposes of notice by so notifying the other in writing.

         Section  8.  Governing Law. This Agreement  shall
be governed by the laws of the State of West Virginia, except as to any matters subject to federal law and the exclusive jurisdiction of the FERC.

         Section  9.  Successors  and Assigns.  This
Agreement cannot  be  assigned  except by the written
agreement  of  the parties  hereto; provided, Panda may,
without  the  consent  of Columbia,  pledge or assign a
security interest in  its  rights and interests under this
Agreement and the Service Agreement to its  lenders  or
other parties providing  financing  for  the Brandywine
Facility ("Panda's Lenders") as security for Panda's
obligations  under  the  terms  of  such  financing.
Columbia acknowledges but without relinquishing any right
or  action it may  assert  against Panda, or as otherwise
permitted  by  law, upon  an  event  of default by Panda
under the  terms  of such financing, any of Panda's
Lenders may (but shall not obligated to)  assume or cause
its designee or a new lessee or purchaser of  the
Brandywine Facility to assume, all of  the interests,
rights, and obligations of Panda thereafter arising under
this Agreement  or the Service Agreement; provided, that
if  any  of Panda's  Lenders assume this Agreement or the
Service Agreement as  a  result of Panda's default,
Panda's Lenders shall provide written  notice  to
Columbia within sixty (60)  days  of  such assumption.  If
the  rights and interests  of  Panda  in  this Agreement
or  Service Agreement shall  be  assumed,  sold  or
transferred to Panda's Lenders, as provided for herein:
(i) the successor  party shall be bound by and assume  the
terms  and conditions of this Agreement, the Service
Agreement and any and all obligations  to  Columbia
arising or accruing  under  this Agreement and the Service
Agreement from and after the date of such assumption, sale
or transfer; (ii) Columbia shall continue this  Agreement
and the Service Agreement with  the successor party  as
if  such  person had thereafter been named  as  the
contracting   party  under  this  Agreement and  the
Service Agreement;  and  (iii) Panda shall be released
and discharged from  any and all obligations to Columbia
arising or  accruing under  this Agreement or the Service
Agreement from  and  after the  date of such assumption,
sale or transfer; provided,  that nothing  herein shall be
construed as releasing or  discharging Panda of any and
all obligations arising or accruing under this Agreement
or the Service Agreement prior to such date.  In  the
event  of  any assumption, assignment or transfer, the
terms  of this Agreement and the Service Agreement shall
be binding upon and inure to the benefit of the successors
or assignees of the parties  hereto.  Any such assignment
shall  expressly provide that the assignee thereunder
assumes all of the obligations  of the  assigning  party
under  this Agreement and  the  Service Agreement;
provided, however, if any of Panda's lenders assumes this
Agreement or the Service Agreement as a result of  Panda's
default, their  liability  shall be limited to the parent
of applicable reservation charges  and reservation
surcharges, and  commodity charges and   commodity
surcharges to Columbia for the transportation service provided under the Service Agreement.

          Section  10.  Termination.  This Agreement  shall
only  be terminated as provided in this section.

          (a) Termination by Panda. Panda, upon thirty
(30) days written notice to Columbia, may terminate this Agreement if: (i) the negotiations contemplated in Section 2(b) hereof are not satisfactory to Panda, in its reasonable discretion, at the end of the negotiation period; (ii) Panda fails to complete the construction of the Brandywine Facility by June 1, 1996;
or (iii) if  any of the conditions precedent in Section
11) hereof are not fulfilled by June 1, 1997. Any such termination shall not be effective if the unsatisfied condition of this Section 10(a) is satisfied prior to the end of the 30-day notice period.

          (b)  Termination  By Columbia.  Columbia, upon
thirty (30)  days written notice to Panda, or Panda's
Lenders,  as the case   way  be,  may  terminate  this
Agreement  if:  (i) the negotiations  contemplated in
Section 2(b) of this Agreement are not satisfactory to Columbia, in its reasonable discretion, at the end of the negotiation period; (ii) Panda's failure to make payments to Columbia as provided in Section 3(b) hereof;
or (iii) if any of the conditions precedent in Section 11 hereof are not fulfilled by June 1, 1997. Any such termination shall not be effective if the unsatisfied condition of this Section 10(b) is satisfied prior to the end of the 30-day notice period.

          (c)  Termination Costs. If this Agreement is
terminated by Panda  or Columbia pursuant  to  this
Section 10, Panda shall reimburse  and  pay Columbia,
within sixty (60) days of Columbia's providing  Panda with
an  itemized listing, for any and all costs  and  expenses
incurred  by Columbia, its agents or contractors,  up  to,
but not  exceeding  the Contribution, as of the effective
date  of such  termination pertaining to the design of the
facilities contemplated  herein; obtaining regulatory and
other  approval for construction   of   such  facilities;
and   the   actual construction  of such facilities. Such
costs and expenses shall include,  but  not  be limited
to, costs and expenses for  all: construction;  materials;
supplies;  labor;  taxes; equipment; charges  attributable
to  holding  and  returning any   unused equipment,
materials or supplies; design engineering; legal  and
professional  fees; internal charges; preparation of
regulatory or  other  filings,  reports and supporting
materials;  and  all efforts  to obtain the requisite
regulatory and other approvals. Columbia shall retain title
to any facilities constructed  or  in the process  of
being  constructed  and  to  any   equipment, materials
or supplies that cannot be returned to vendors or suppliers. Columbia shall not be required to refund or reimburse Panda for any funds paid by Panda to Columbia pursuant to this Agreement, to the extent such funds are necessary to satisfy any of the aforementioned costs and expenses, or any "tax gross-up" thereon.

          (d)  Service Agreement.  If this Agreement is
terminated, the Service   Agreement  attached  hereto
shall also be deemed terminated as of the effective date of termination of this Agreement.

               Section 11. Conditions Precedent. Except for the rights and obligations of Columbia and Panda set forth in
Section 2(a)(2) hereof, which shall be effective on the date first above written, performance by Columbia and Panda under this Agreement and the Service Agreement is expressly conditioned upon:

          (a) Columbia obtaining any and all necessary internal budgetary approvals;

          (b) Panda executing appropriate precedent and/or transportation agreements with the upstream and downstream transporters under terms satisfactory to Panda, in its sole discretion, and furnishing proof to Columbia's reasonable satisfaction of such agreements prior to Columbia commencing construction of the required facilities;

          (c) Panda executing appropriate gas supply agreement(s) or purchasing gas reserves under terms satisfactory to Panda, in its sole discretion, and furnishing proof to Columbia's reasonable satisfaction of such agreements prior to Columbia commencing construction of the required facilities;

          (d)   Panda  and  Columbia  executing  the
attached Service Agreement concurrently with the execution of this Precedent Agreement;

          (e) Columbia receiving regulatory approvals, acceptable to Columbia and Panda in their reasonable discretion, from the FERC approving the required facilities construction as set forth herein;

          (f) Panda closing on or making arrangements for the construction financing for the Brandywine
Facility, on terms and conditions satisfactory to Panda, in its sole discretion;

          (g)  Approval by the United States Bankruptcy
Court for the District of Delaware, if such approval is determined by Columbia to be necessary; and

          (h)  Execution of an Operating and Balancing
Agreement by and between LNG, Panda and other parties as deemed necessary by Columbia containing terms acceptable to Columbia and Panda, in their reasonable discretion.

          Columbia   shall  exercise  all  due  diligence
to  cause the conditions precedent (a), (d), (e), (g) and
(h) set forth above, and Panda shall exercise all due diligence to cause the conditions precedent (b), (c),
(d), (f) and (h) set forth above to be satisfied on or before October 1, 1994, which is the target date for closing of the construction financing of the Brandywine
Facility. Each party shall provide notice to the other party of the satisfaction of each condition for which the notifying party is responsible within 30 days after the fulfillment of each such condition. If any of the foregoing conditions precedent are not satisfied, this Agreement may be terminated as provided for in Section
10 hereof.

          Section  12.  Miscellaneous. Terms  defined  in
the Service Agreement and not otherwise defined herein shall have the meaning assigned in the Service
Agreement.

          Section  13.  Financing  Review. Columbia
acknowledges that Panda   intends  to  finance  the
Brandywine  Facility   on non-recourse basis. As such,
Panda's Lenders will  review this Agreement  as  part  of
their due  diligence  review  prior to providing
construction financing for the Brandywine Facility.
Columbia   therefore  agrees  to  provide  such
documentation, including but not limited to consents to assignment, opinions of counsel or certificates, as Panda's Lenders may reasonably require in connection with such financing, and the arrangement between Columbia and Panda contemplated in this Agreement.
Panda shall reimburse Columbia for any costs and expenses incurred by Columbia in hiring any third parties necessary to comply with this Section 13.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized representative as of the date first above written.


                        COLUMBIA GAS TRANSMISSION
                         CORPORATION

                        By:

                        Name:

                        Its:

                        PANDA-BRANDYWINE, L.P.

                        By:

                        Name:

                        Its: